January 6, 2011

Each of the Borrowers listed
on Appendix I hereto
One Post Office Square
Boston, MA 02109

Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer,
Treasurer and Compliance Liaison

RE:	First Amendment to Putnam Funds Uncommitted Line of Credit

Ladies and Gentlemen:

Pursuant to a letter agreement dated as of July 6, 2010 (as amended, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $165,000,000 discretionary, uncommitted, unsecured line of credit (the “Uncommitted Line”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by a promissory note in the original principal amount of $165,000,000, dated July 6, 2010, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (the “Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to add a new fund series to the Loan Documents as a Fund party thereto and to make certain changes to the Loan Documents in connection therewith as set forth below, and to provide a limited waiver with respect to the Mergers (defined below). Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I. Limited Waiver

The Borrowers have informed the Bank that prior to the date hereof, (a) Putnam VT Vista Fund, a fund series of Putnam Variable Trust and a Fund under the Loan Agreement, merged with and into Putnam VT Multi-Cap Growth Fund (before September 1, 2010, known as Putnam VT New Opportunities Fund), also a fund series of Putnam Variable Trust and a Fund under the Loan Agreement and (b) Putnam Vista Fund, a Borrower and a Fund under the Loan Agreement, merged with and into Putnam Multi-Cap Growth Fund (before September 1, 2010, known as Putnam New Opportunities Fund), a Borrower and a Fund under the Loan Agreement (such mergers described in the foregoing clauses (a) and (b), the “Mergers”). Section II(1)(d)(vi) of the Loan Agreement prohibits, except for a Permitted Merger, the merger or consolidation of any

Putnam Funds
January 6, 2011

Fund with or into any entity. The Bank hereby acknowledges that the Mergers constituted Permitted Mergers and hereby waives, solely with respect to the Mergers, the prior notification requirement set forth in the definition of Permitted Merger(s) contained in the Loan Agreement. The foregoing waiver by the Bank shall not constitute a waiver of any other provision of the Loan Documents other than as specifically described herein and shall not obligate the Bank to consent to any further waiver or amendment of the above mentioned provisions of the Loan Agreement for any other or future matters. Accordingly, the parties hereto agree that each such merged Fund shall be terminated as a “Fund” for all purposes under the Loan Documents and that each surviving Fund shall continue to be a “Fund” for all purposes under the Loan Documents.

II. Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1. Putnam Multi-Cap Core Fund (the “New Fund”), a newly established portfolio series of Putnam Funds Trust, is hereby added as a Fund for all purposes under the terms of the Loan Agreement and Note, and each of the Loan Agreement and Note is hereby deemed amended to reflect the foregoing. Putnam Funds Trust, for and on behalf of Putnam Multi-Cap Core Fund, hereby agrees to be bound by all of the terms and conditions of the Loan Documents as a Fund thereunder for all purposes as if it had been an original Fund party thereto.

2. The Appendix I attached to each of the Loan Agreement and the Note, and the Appendix I (or other applicable schedule, appendix or exhibit designation), as applicable, attached to each other certificate, agreement or form executed and/or delivered in connection with the Loan Agreement which includes such an Appendix I (or other applicable schedule, appendix or exhibit designation) listing the Borrowers and Funds, is hereby deleted and the Appendix I attached hereto is substituted in each instance therefor, such revised Appendix I reflecting the Mergers described above, the addition of the New Fund and name changes of certain other Funds that were effected prior to the date hereof.

III. Miscellaneous

1. Other than as expressly amended hereby, all terms and conditions of the Loan Agreement, Note and all related Loan Documents shall remain unchanged and are hereby ratified and affirmed as of the date hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds (including the New Fund), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all

Putnam Funds
January 6, 2011

necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, by-laws or other organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of each Borrower and each Fund under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of any Borrower or Fund personally, but bind only the trust property of the applicable Fund. In the case of each Fund, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of the Fund.

[Remainder of Page Intentionally Left Blank]

Putnam Funds
January 6, 2011

This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By:	________________________________________
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND

Putnam Funds
January 6, 2011

PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM VOYAGER FUND
THE GEORGE PUTNAM FUND OF BOSTON
d/b/a GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

By:	________________________________________
Jonathan S. Horwitz
Executive Vice President, Principal Executive Officer,
Treasurer and Compliance Liaison, of each of the foregoing

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By:	________________________________________
Name:
Title:

APPENDIX I
List of Borrowers and Funds

As amended as of January 6, 2011
PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Asset Allocation: Balanced Portfolio
Putnam Asset Allocation: Conservative Portfolio
Putnam Asset Allocation: Growth Portfolio

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST
on behalf of:
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Asia Pacific Equity Fund
Putnam Asset Allocation: Equity Portfolio
Putnam Capital Spectrum Fund
Putnam Emerging Markets Equity Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Income Strategies Fund
Putnam International Value Fund
Putnam Multi-Cap Core Fund
Putnam Small Cap Growth Fund

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

2

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Capital Opportunities Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund
Putnam International Growth Fund
Putnam Mid Cap Value Fund
Putnam Research Fund
Putnam Small Cap Value Fund

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME
FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME
FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Investors Fund
Putnam VT Mid Cap Value Fund

3

Putnam VT Money Market Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Voyager Fund

PUTNAM VOYAGER FUND
THE GEORGE PUTNAM FUND OF BOSTON
d/b/a GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME